Exhibit 99.1

CONTACT:

PetSmart Investor Relations

(623) 587-2025

PetSmart Reports Results for the Third Quarter 2011

Q3 Earnings up 32% to $0.50 per Share; Comp Sales of 6.1%; Total Sales up 8%; Comp

Transactions of 2.2%

PHOENIX, AZ—(November 16, 2011) - PetSmart, Inc. (NASDAQ: PETM) today reported earnings of $0.50 per share, up 32% compared to $0.38 per share in the third quarter of 2010. Net income totaled $56 million in the third quarter of 2011, compared to $46 million in the third quarter of 2010.

Total sales for the third quarter of 2011 increased 8% to $1.5 billion. The increase in sales was partially impacted by $3 million in favorable foreign currency fluctuations. Comparable store sales, or sales in stores open at least a year, grew 6.1%, benefitting from comparable transactions growth of 2.2%. Services sales, which are included in total sales, grew 9% to $161 million.

During the third quarter, the company generated $124 million in operating cash flow, spent $28 million in capital expenditures, distributed $16 million in dividends, and repurchased $70 million of PetSmart stock. The company ended the quarter with $333 million in cash, cash equivalents and restricted cash and zero borrowings on its credit facility.

“The favorable momentum that we experienced during the quarter validates the work that we are doing, and continues to move us forward on our journey to becoming a best-in-class specialty retailer,” said Bob Moran, President and Chief Executive Officer.

“For the full year, we expect comparable store sales growth of mid-single digits. We are raising our earnings per share guidance from a previous range of $2.46 to $2.52 to our current expectations of $2.50 to $2.54,” said Chip Molloy, Senior Vice President and Chief Financial Officer. “For the fourth quarter of 2011, we are expecting comparable store sales growth in the low- to mid-single digit range, and earnings per share between $0.85 and $0.89.”

Conference call information

PetSmart management has scheduled a teleconference for 4:30 p.m. EST on November 16, 2011 to discuss results for the third quarter 2011. This teleconference will be webcast live for all investors at www.petm.com or www.streetevents.com. The webcast will be available until the company announces results for the fourth quarter of 2011. In addition, you can listen to the call live by dialing 866-219-5885 (within the United States and Canada) or 703-639-1124 (for international callers), code 1556760.

A phone replay will be available through December 16, 2011, 11:59 p.m. EST, at 888-266-2081 in the United States and Canada, or at 703-925-2533 for international callers, code 1556760.

About PetSmart

PetSmart, Inc. (NASDAQ: PETM) is the largest specialty pet retailer of services and solutions for the lifetime needs of pets. The company employs approximately 50,000 associates and operates more than 1,210 pet stores in the United States, Canada and Puerto Rico, over 189 in-store PetSmart® PetsHotel® dog and cat boarding facilities and is a leading online provider of pet supplies and pet care information (http://www.petsmart.com). PetSmart provides a broad range of competitively priced pet food and pet products; and offers dog training, pet grooming, pet boarding, PetSmart Doggie Day Camp SM day care services and pet adoption services. Since 1994, PetSmart Charities, Inc., an independent 501(c)(3) non-

profit animal welfare organization and the largest funder of animal welfare efforts in North America, has provided more than $134 million in grants and programs benefiting animal welfare organizations. Through its in-store pet adoption partnership with PetSmart Charities®, PetSmart has helped save the lives of more than 4.7 million pets.

Forward-looking statements

This news release contains forward-looking statements concerning our expectations for future performance, including the statements comprising our 2011 guidance. These “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in general economic conditions; conditions affecting customer transactions and average ticket including, but not limited to, weather conditions or other seasonal events; our ability to compete effectively; disruption of our supply chain; our ability to effectively manage our growth and operations; changes in our cost structure; and changes in the legal or regulatory environment. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date hereof, and we undertake no obligation to update these statements to reflect subsequent events or circumstances except as may be required by law. For additional information on these and other factors that arise when investing in PetSmart, please see our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K.

Follow PetSmart on Twitter www.twitter.com/PetSmartTLC

Find PetSmart on Facebook www.facebook.com/PetSmart

PetSmart, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except par value)

(Unaudited)

	October 30, 2011	January 30, 2011	October 31, 2010
Assets
Cash and cash equivalents	$271,252	$291,949	$235,407
Short-term investments	19,555	9,708	—
Restricted cash	61,439	61,439	46,515
Receivables, net	65,709	53,971	43,108
Merchandise inventories	707,997	615,841	687,825
Deferred income taxes	44,999	44,999	36,805
Prepaid expenses and other current assets	88,908	46,022	91,822

Total current assets	1,259,859	1,123,929	1,141,482
Property and equipment, net	1,064,993	1,132,435	1,150,286
Equity investment in Banfield	35,082	42,858	38,691
Deferred income taxes	95,426	96,215	86,199
Goodwill	44,266	44,111	43,555
Other noncurrent assets	34,336	30,672	29,140

Total assets	$2,533,962	$2,470,220	$2,489,353

Liabilities and Stockholders' Equity
Accounts payable and bank overdraft	$228,431	$168,776	$201,564
Accrued payroll, bonus and employee benefits	149,032	139,359	125,563
Accrued occupancy expenses and deferred rents	72,563	64,328	67,606
Current maturities of capital lease obligations	52,446	45,277	43,503
Other current liabilities	169,733	156,065	155,655

Total current liabilities	672,205	573,805	593,891
Capital lease obligations	511,984	521,552	528,270
Deferred rents	82,565	86,027	87,479
Other noncurrent liabilities	121,068	118,194	107,078

Total liabilities	1,387,822	1,299,578	1,316,718

Stockholders' Equity:
Preferred stock; $.0001 par value	—	—	—
Common stock; $.0001 par value	16	16	16
Additional paid-in capital	1,290,152	1,222,340	1,201,158
Retained earnings	1,420,471	1,277,803	1,201,957
Accumulated other comprehensive income	5,731	5,380	4,478
Less: Treasury stock	(1,570,230)	(1,334,897)	(1,234,974)

Total stockholders' equity	1,146,140	1,170,642	1,172,635

Total liabilities and stockholders' equity	$2,533,962	$2,470,220	$2,489,353

PetSmart, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except per share and store data)

(Unaudited)

	Thirteen Weeks Ended		Thirteen Weeks Ended		Thirty-Nine Weeks Ended		Thirty-Nine Weeks Ended
	October 30, 2011	% of Sales	October 31, 2010	% of Sales	October 30, 2011	% of Sales	October 31, 2010	% of Sales
Merchandise sales	$1,326,819	88.6%	$1,230,911	88.7%	$3,941,641	88.1%	$3,681,188	88.2%
Services sales	161,339	10.8%	148,282	10.7%	506,380	11.3%	466,874	11.2%
Other revenue	9,399	0.6%	8,877	0.6%	27,455	0.6%	25,701	0.6%

Net sales	1,497,557	100.0%	1,388,070	100.0%	4,475,476	100.0%	4,173,763	100.0%

Cost of merchandise sales	940,960	62.8%	880,556	63.4%	2,777,172	62.1%	2,619,624	62.8%
Cost of services sales	119,038	8.0%	109,652	7.9%	364,290	8.1%	338,866	8.1%
Cost of other revenue	9,399	0.6%	8,877	0.6%	27,455	0.6%	25,701	0.6%

Total cost of sales	1,069,397	71.4%	999,085	72.0%	3,168,917	70.8%	2,984,191	71.5%

Gross profit	428,160	28.6%	388,985	28.0%	1,306,559	29.2%	1,189,572	28.5%
Operating, general and administrative expenses	326,964	21.8%	305,345	22.0%	973,404	21.7%	910,664	21.8%

Operating income	101,196	6.8%	83,640	6.0%	333,155	7.4%	278,908	6.7%
Interest expense, net	(14,038)	(0.9)%	(14,289)	(1.0)%	(42,740)	(1.0)%	(44,222)	(1.1)%

Income before income tax expense and equity in income from Banfield	87,158	5.8%	69,351	5.0%	290,415	6.5%	234,686	5.6%
Income tax expense	(33,826)	(2.3)%	(26,386)	(1.9)%	(110,356)	(2.5)%	(91,300)	(2.2)%
Equity in income from Banfield	2,826	0.2%	2,648	0.2%	8,184	0.2%	6,205	0.1%

Net income	$56,158	3.7%	$45,613	3.3%	$188,243	4.2%	$149,591	3.6%

Earnings per common share:
Basic	$0.50		$0.39		$1.67		$1.27

Diluted	$0.50		$0.38		$1.65		$1.25

Weighted average shares outstanding:
Basic	111,330		116,943		112,425		117,333
Diluted	113,081		119,360		114,399		119,771

Stores open at beginning of each period	1,197		1,164		1,187		1,149
Stores opened during each period	15		10		28		29
Stores closed during each period	(2)		(2)		(5)		(6)

Stores open at end of each period	1,210		1,172		1,210		1,172